Exhibit 99.1

For more information contact:
Bruce A. Kay
804-747-0136

FOR IMMEDIATE RELEASE

MARKEL ANNOUNCES NOTES TENDER OFFER

Richmond, VA, March 29, 2016 —

Markel Corporation (NYSE-MKL) announced today it has commenced a tender offer (the “Tender Offer”) to purchase for cash up to $250 million combined aggregate principal amount (the “Maximum Tender Amount”) of its 7.350% Senior Notes due 2034 (the “2034 Notes”) and its 7.125% Senior Notes due 2019 (the “2019 Notes” and, collectively with the 2034 Notes, the “Notes”). The amounts of each series of Notes that are purchased will be determined in accordance with the acceptance priority levels specified in the table below and on the cover page of the Offer to Purchase, dated March 29, 2016 (the “Offer to Purchase”), in the column entitled “Acceptance Priority Level” (the “Acceptance Priority Level”), with 1 being the highest Acceptance Priority Level.

The following table sets forth some of the terms of the Tender Offer:

Title of Security	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page (1)	Early Tender Premium (per $1,000)	Fixed Spread (basis points)
7.35% Senior Notes due 2034	570535 AG9	$200,000,000	1	3.00% U.S. Treasury due 11/15/2045	FIT1	$30	190
7.125% Senior Notes due 2019	570535 AH7	$343,628,000	2	1.00% U.S. Treasury due 03/15/2019	FIT1	$30	135
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(1)	The applicable page on Bloomberg from which the Dealer Managers will quote the bid-side prices of the applicable U.S. Treasury Security.

The Tender Offer is being made upon, and is subject to, the terms and conditions set forth in the Offer to Purchase and the related Letter of Transmittal. The Tender Offer will expire at midnight, New York City time, at the end of April 25, 2016, unless extended or earlier terminated by Markel (the “Expiration Date”). Tenders of Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on April 11, 2016, but may not be withdrawn thereafter except in certain limited circumstances where additional withdrawal rights are required by law.

The consideration paid in the Tender Offer for Notes that are validly tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to a fixed spread over the yield to maturity of the applicable U.S. Treasury Security specified in the table above and in the Offer to Purchase (the “Total Consideration”). Holders of Notes that are validly tendered and not withdrawn at or prior to 5:00 p.m., New York City time, on April 11, 2016 (the “Early Tender Date”) and accepted for purchase will receive the applicable Total Consideration, which includes an early tender premium of $30 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). Holders of Notes who validly tender their Notes following the Early Tender Date and on or prior to the Expiration Date will only receive the applicable “Tender Offer Consideration” per $1,000 principal amount of any such Notes tendered by such holders that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Premium. The Total Consideration will be determined at 2:00 p.m., New York City time, on April 12, 2016 unless extended by Markel (the “Tender Offer Price Determination Date”). Tenders of Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof.

Payments for Notes purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the applicable settlement date for such Notes accepted for purchase. The settlement date for Notes that are validly tendered on or prior to the Early Tender Date is expected to be April 13, 2016, one business day following the Tender Offer Price Determination Date (the “Early Settlement Date”). The settlement date for the Notes that are tendered following the Early Tender Date but on or prior to the Expiration Date is expected to be April 26, 2016, one business day following the Expiration Date (the “Final Settlement Date”), assuming the Maximum Tender Amount is not purchased on the Early Settlement Date.

Subject to the Maximum Tender Amount, all Notes validly tendered and not validly withdrawn on or before the Early Tender Date having a higher Acceptance Priority Level will be accepted before any tendered Notes having a lower Acceptance Priority Level, and all Notes validly tendered after the Early Tender Date having a higher Acceptance Priority Level will be accepted before any Notes tendered after the Early Tender Date having a lower Acceptance Priority Level. However, even if the Tender Offer is not fully subscribed as of the Early Tender Date, subject to the Maximum Tender Amount, Notes validly tendered and not validly withdrawn on or before the Early Tender Date will be accepted for purchase in priority to other Notes tendered after the Early Tender Date even if such Notes tendered after the Early Tender Date have a higher Acceptance Priority Level than Notes tendered prior to the Early Tender Date.

Notes of a series may be subject to proration if the aggregate principal amount of the Notes of such series validly tendered and not validly withdrawn would cause the Maximum Tender Amount to be exceeded. Furthermore, if the Tender Offer is fully subscribed as of the Early Tender Date, holders who validly tender Notes following the Early Tender Date will not have any of their Notes accepted for payment.

Markel’s obligation to accept for payment and to pay for the Notes validly tendered in the Tender Offer is subject to the satisfaction or waiver of a number of conditions described in the Offer to Purchase, including a financing condition. Markel reserves the right, subject to applicable law, to: (i) waive any and all conditions to the Tender Offer; (ii) extend or terminate the Tender Offer; (iii) increase or decrease the Maximum Tender Amount; or (iv) otherwise amend the Tender Offer in any respect.

Markel has retained Citigroup Global Markets Inc. and Wells Fargo Securities, LLC as the Joint Lead Dealer Managers. Global Bondholder Services Corporation is the Information Agent and Depositary. For additional information regarding the terms of the tender offer, please contact: Citigroup Global Markets Inc. at (800) 558-3745 (toll free) or (212) 723-6106 (collect) or Wells Fargo Securities, LLC at (866) 309-6316 (toll-free) or (704) 410-4760 (collect). Requests for documents and questions regarding the tendering of securities may be directed to Global Bondholder Services Corporation by telephone at (212) 430-3774 (for banks and brokers only), (866) 924-2200 (for all others toll-free) or +001 (212) 430-3774 (international), by email at contact@gbsc-usa.com or to the Joint Lead Dealer Managers at their respective telephone numbers. These documents regarding the tendering of securities are also available at http://www.gbsc-usa.com/Markel/.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About Markel Corporation
Markel Corporation is a diverse financial holding company serving a variety of niche markets. The Company’s principal business markets and underwrites specialty insurance products. In each of the Company’s businesses, it seeks to provide quality products and excellent customer service so that it can be a market leader. The financial goals of the Company are to earn consistent underwriting and operating profits and superior investment returns to build shareholder value. Visit Markel Corporation on the web at www.markelcorp.com.

Note on Forward-Looking Statements
Certain statements in this press release, including those describing the completion of the Tender Offer, constitute forward-looking statements. These statements are not historical facts but instead represent only Markel’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside Markel’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed throughout Markel’s periodic filings with the SEC pursuant to the Securities Exchange Act of 1934.

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